SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On September 15, 2009, Eagle Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, EagleBank (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as underwriter, to issue and sell 5,853,600 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $8.20 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 878,040 shares of Common Stock to cover over-allotments, if any. The underwriting discounts and commissions were $0.492 per share on shares purchased by the public and $0.164 per share on shares purchased by the Company’s and Bank’s directors, executive officers and employees. The net proceeds of the Offering, after underwriting discounts and expenses, and without exercise of the underwriter’s over-allotment option, will be approximately $45.0 million, assuming the purchase of 542,881 shares by directors, executive officers and employees.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not factual information to investors about the Company or the Bank. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company and Bank entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-160956) declared effective by the Securities and Exchange Commission on August 7, 2009 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated September 15, 2009.

Item 8.01               Other Events

On September 16, 2009, the Company issued a press release announcing the pricing of the public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

1.1           Underwriting Agreement

5.1           Opinion of Kennedy & Baris, LLP

23.1         Consent of Kennedy & Baris, LLP (included in Exhibit 5.1)

99.1         Press Release dated September 16, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: September 15, 2009